UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue	Ames	Iowa	50010
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	REGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2021, Renewable Energy Group, Inc. (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein (collectively, the “Purchasers”), pursuant to which the Company shall issue under an indenture and sell to the Purchasers $550 million aggregate principal amount of the Company’s 5.875% senior secured notes due 2028 (the “Notes”). The offering is expected to close on May 20, 2021, subject to customary closing conditions.

The Notes will bear interest at a rate of 5.875% per annum, payable semiannually on June 1 and December 1, beginning on December 1, 2021. The Notes will mature on June 1, 2028, unless earlier repurchased or redeemed. The Notes are redeemable, in whole or in part, on or after June 1, 2024, and at any time upon the occurrence of certain fundamental events.

The Purchase Agreement contains customary representations, warranties and covenants made by the Company and the Guarantors, on the one hand, and the Purchasers, severally and not jointly, on the other hand. Additionally, the Company and the Guarantors have agreed to indemnify the Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Purchasers may be required to make because of any of those liabilities. The Notes are being sold by the Purchasers in a private placement only to qualified institutional buyers pursuant to Rule 144A of the Securities Act, and to non-U.S. persons pursuant to Regulation S under the Securities Act.

The Company intends to use the net proceeds from the sale of the Notes to finance or refinance, in part or in full, new and/or existing eligible green projects, including the expansion of the Company’s Geismar, Louisiana biorefinery.

The Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description herein of the Purchase Agreement is a summary and is qualified in its entirety by reference to the Purchase Agreement.

Item 8.01	Other Events.

On May 6, 2021, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated May 6, 2021, by and among Renewable Energy Group, Inc., the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers named therein.

99.1	Press release issued by Renewable Energy Group, Inc. dated May 6, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2021

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Cynthia J. Warner
Cynthia J. Warner
Chief Executive Officer